                                                                    EXHIBIT 11.1

                  CALCULATION OF PRO FORMA NET LOSS PER SHARE

                                                                  Six Months Ended        Six Months Ended
                                                Year Ended            June 30,               June 30,
                                                December 31,           1995(1)                1996(1)
                                                  1995(1)            (Unaudited)            (Unaudited)
                                                -----------      ------------------      ------------------

Weighted Average Common and Common
  Equivalent Shares:
      Series A Preferred Stock                    1,000,000             1,000,000              1,000,000
      Series B Preferred Stock                      159,722               159,722                159,722
      Series C Preferred Stock                    1,090,957             1,090,957              1,090,957
      Series D Preferred Stock                      846,099               811,152                919,863
      Series E Preferred Stock                    5,516,940             5,516,940              5,619,105
      Series F Preferred Stock                      118,174               118,174                124,720
      Common Stock                                1,657,195             1,657,176              1,685,768
      Common Stock Options                          517,518               517,518                517,518
      Warrants                                       35,544                35,544                 44,446
                                                -----------            ----------             ----------
                                                 10,942,149            10,907,183             11,162,099
                                                ===========            ==========             ==========

Net loss                                        ($3,396,000)          ($1,525,000)           ($7,889,000)
                                                ===========            ==========             ==========

Pro forma net loss per common and common
  equivalent share                                   ($0.31)               ($0.14)                ($0.71)
                                                ===========            ==========             ==========

(1) See Note 2 of Notes to the Company's Consolidated Financial Statements.